Exhibit 99.1

China Information Security Technology, Inc. Reports
Third quarter 2009 Financial Results

     – 3Q09 Revenue Increases 32.7% YoY to $28.7 Million –
– 3Q09 Gross Margin Increases 110 basis points YoY to 52.7% –
– 3Q09 Operating Margin Increases 400 basis points YoY to 39.2% –
– 3Q09 Net Income from Continuing Operations Increases 26.6% YoY to $9.5 Million –
– Raises FY09 Revenue and Net Income Guidance –
– Issues FY10 Revenue and Net Income Guidance –

SHENZHEN, China, November 9, 2009 – China Information Security Technology, Inc., (NASDAQ: CPBY) (“China Information Security,” or the “Company”), a leading total solutions provider of digital security, geographic information, and hospital information systems in China, today reported its financial results for the third quarter ending September 30, 2009.

Third quarter 2009

Third quarter 2009 revenue increased 32.7% to $28.7 million, from $21.6 million in third quarter of 2008. Software sales grew by $8.7 million, or 75.4% year-over-year, to $20.2 million, driven by the Company’s continuing efforts in promoting software sales in 2009. Reflecting the shifting of sales activities toward software and reduced hardware sales to non-government customers, revenues from hardware products and system integration services in the third quarter of 2009 decreased by 22.5% year-over-year and 1.9% year-over-year, respectively.

Beginning in the first quarter of 2009, the Company consolidated revenue into three reporting segments: 1) Digital Information Security Technology (“DIST”), 2) Geographic Information Systems (“GIS”) and 3) Digital Hospital Information Systems (“DHIS”), to better reflect its operating structure. DIST, GIS, and DHIS revenues were $15.1 million, $9.8 million, and $3.8 million, respectively, for the third quarter of 2009. During the quarter, the Company signed new contracts totaling $30.1 million from customers in 14 provinces and provincial cities. Of these contracts, 55% were won in the DIST sector, 30% in the GIS sector, and 15% in the DHIS sector. At the end of third quarter 2009, the total value of the Company’s backlog increased by $1.4 million sequentially to $36.1 million, from $34.7 million in the previous quarter.

Gross profit increased $4.0 million to $15.1 million, from $11.2 million for the same period last year. Third quarter 2009 gross margin of 52.7% expanded 110 basis points year-over-year from 51.6%, benefiting from a product mix change in favor of software.

Administrative expenses of $2.5 million in the third quarter of 2009 increased 10.5%, from $2.2 million during the same period of last year. As a percentage of revenue, administrative expenses were 8.6% for the third quarter of 2009, a reduction from 10.3% from the same period a year ago, as the Company continued to gain leverage on operating costs. Research and development expenses decreased to $0.69 million, compared with $0.75 million in the prior year’s third quarter. Selling expenses of $0.7 million increased 26.6% from the corresponding period in 2008. As a percentage of revenue, selling expenses decreased to 2.5% for the third quarter, from 2.6% in the same period of 2008.

Income from operations increased to $11.3 million, up 47.9% from $7.6 million a year ago. Accordingly, operating margins increased 400 basis points to 39.2%, up from 35.2% for the same period in 2008, driven largely by an improved product mix and gained leverage on operating expenses. Income tax expense was $1.8 million, for an effective tax rate of approximately 16%.

Net income contributable to the Company increased $1.7 million, or 21.1%, to $9.7 million for the three months ended September 30, 2009, from $8.0 million for the same period in 2008. Income from continuing operations increased $2.0 million, or 26.6%, to $9.5 million, from $7.5 million for the same period in 2008. As a percentage of revenues, net income contributable to the Company decreased 330 basis points to 33.9%, from 37.2% for the same period in 2008, primarily due to increased effective tax rate. Consequently, earnings per diluted share in third quarter 2009 increased to $0.20, from $0.17 in the third quarter of 2008. Excluding discontinued operations, earnings per diluted share in the third quarter of 2008 was $0.16.

The Company’s cash position at the end of September 30, 2009 decreased to $14.5 million, compared to $19.4 million at the end of June 30, 2009. During the quarter, accounts receivable increased by $7.1 million over the prior quarter’s level to $64.2 million. Meanwhile, during the first nine months of 2009, cash provided by operating activities was $8.3 million, more than doubling cash provided by operating activities during the same period in 2008. Working capital decreased by $1.9 million to $67.8 million, from $69.7 million in the previous quarter. The Company has zero long-term debt.

Mr. Jiang Huai Lin, Chairman and CEO of the China Information Security, commented, “We are very pleased with our strong financial performance during the third quarter which we believe demonstrates the resiliency of our market position and the strength of our brand and execution capabilities. Over the past three months, we have seen accelerated momentum in our business pipeline, culminating in our win of a record high value of new contracts this quarter and resulting in record revenues and expanded backlog during the period. Furthermore, we continued to enjoy strong repeat business, with 80% of revenue coming from existing customers. Our national expansion goal is also on track, where 40% of revenue during the quarter came from outside of Guangdong, with the top non-Guangdong markets being Fujian, Beijing, Guangxi, Hainan and Zhejiang. We now rank among the top 3 suppliers to the Shenzhen Municipal Government and operate in 32 regions throughout China.

“Our technological leadership was further reaffirmed by our win of high-level awards for innovation and technological breakthroughs in the surveying and mapping industry this past quarter. We believe that our proven capabilities in providing mission-critical security information systems, our technical expertise in successfully implementing large-scale projects and our competitive pricing continue to be winning criteria in customer contract selection processes. As such, we remain confident with our business outlook for the remainder of 2009 through the coming fiscal year.”

Financial Outlook

For fiscal year 2009, the Company is raising its revenue projection to $96-$100 million and pro-forma net income projection to the range of $28.5 -$30.0 million, excluding any non-cash expenses as a result of employee stock awards and amortization of intangible assets associated with recent acquisitions. This compares to the previous guidance of $94-98 million in revenue, and $26.8 -$28.0 million in pro-forma net income. Additionally, with its higher visibility in the digital security, geographic information, and hospital information market, the Company is issuing guidance for the full year 2010 with projected revenue to be $133-138 million and pro forma net income to be $33.5 - 37.5 million.

Mr. Lin concluded, “Given our strong performance over the past two quarters, we feel confident about our business outlook. We believe that we have the strong foundation, adequate liquidity and sound business strategy to continue benefiting from strong government support for our industry. We have strategically established a portfolio of offerings in the public security, GIS and digital hospital sectors, all of which are of top priority to the Chinese government, particularly in light of recently announced projects to complete the digital surveying and mapping of almost 300 Chinese cities and to set up health archives for 900 million rural Chinese. We believe that our strong industry reputation, successful execution record in Shenzhen City, and our significant contract wins throughout the Guangdong province have validated our current business strategy. Our goal is to replicate our success with our PGIS programs in Guangdong province in other provinces and to become a national standard setter in the digital security, geographic information, and hospital information space. We are confident that as an emerging leader in each of our business segments with distinct capabilities and first-mover advantages, we are well positioned to grow with the market and capture a significant market share.”

About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures for earnings that exclude non-cash charges. China Information Security believes that these non-GAAP financial measures are useful to investors because they exclude non-cash charges that China Information Security’s management excludes when it internally evaluates the performance of the Company’s business and makes operating decisions, including internal budgeting, and performance measurement, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential operating activities of China Information Security. Accordingly, management excludes the expense arising from certain non-cash charges when making operational decisions. China Information Security believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand China Information Security's financial performance in comparison to historical periods. In addition, it allows investors to evaluate China Information Security's performance using the same methodology and information as that used by China Security's management. Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. However, China Information Security's management compensates for these limitations by providing the relevant disclosure of the items excluded.

The following table provides the non-GAAP financial measure and the related GAAP measure and provides a reconciliation of the non-GAAP measure to the equivalent GAAP measure.

* Table 1
Q3 2009 Reconciliation of Operating, Net Income and EPS
to Exclude SBC and Amortization of Intangible Assets

	3 Mos. Ended	3 Mos. Ended
	30-Sep-09	30-Sep-08

Operating income	11,253,594	7,608,173
Stock based compensation ("SBC")	-	310,367
Amortization	439,840	299,378
Operating income (without SBC and Amortization)	11,693,434	8,217,918
Net income contributable to the Company	9,726,043	8,034,275
Stock based compensation ("SBC")	-	310,367
Amortization	439,840	299,378
Net income contributable to the Company (without SBC and Amortization)	10,165,883	8,644,020

Weighted Average Number of Shares Outstanding
Basic	47,536,883	46,066,067
Diluted	47,536,883	46,355,078

Earnings Per Share (without SBC and Amortization)
Basic	$0.21	$0.19
Diluted	$0.21	$0.19

Conference Call

The Company will hold a conference call to discuss the financial results at 8:00 a.m. ET on November 9, 2009. The Company invites you to join the call by dialing 1-913-312-1276. A live webcast of the conference call will be available at www.chinacpby.com. A replay of the call will be available from November 9, 2009 to November 16, 2009. Listeners may access the replay by dialing 1-719-457-0820, passcode: 7439029.

About China Information Security Technology, Inc.

China Information Security Technology, Inc., together with its subsidiaries, is a total solution provider of digital security, geographic information, and hospital information systems in the People's Republic of China. Headquartered in Shenzhen, China, the Company’s total solutions include specialized software, hardware, systems integration, and related services organized into three business segments – Digital Information Security Technology (“DIST”), Geographic Information Systems (“GIS”), and Digital Hospital Information System (“DHIS”). With its commitment to leading-edge technology and quality assurance, the Company has won several government and enterprise contracts throughout China. To learn more about the Company, please visit its corporate website at http://www.chinacpby.com.

Safe Harbor Statement

This press release may contain certain 'forward-looking statements' relating to the business of China Information Security Technology, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are 'forward-looking statements' including statements regarding: the general ability of the Company to achieve its commercial objectives, including its ability to continue to successfully grow its business and brand, continue its rate of contract wins and further strengthen its competitive position; the ability of the Company to meet it’s projected financial outlook for the 2009 and 2010 fiscal year; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as 'believes,' 'expects' or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

Company Contact:
Iris Yan
China Information Security Technology, Inc.
Tel: +86-755-8370-4767
Email: ir@chinacpby.com
Website: http://www.chinacpby.com

Investor Relations Contact:
ICR:
Michael Tieu
Tel: +86-10-6599-7960
Email: michael.tieu@icrinc.com

CHINA INFORMATION SECURITY TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2009 AND DECEMBER 31, 2008

	September 30	December 31
	2009	2008
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$14,464,105	$9,565,252
Short-term investments	-	5,835,838
Accounts receivable:
Billed, net of allowance for doubtful accounts of $973,000 and $399,800, respectively	19,903,989	17,135,099
Unbilled	44,329,932	25,722,009
Bills receivable	47,333	4,481,340
Advances to suppliers	14,698,444	8,469,976
Amount due from related parties, net of allowance for doubtful accounts of $73,000	152,773	131,594
Inventories	8,474,861	7,107,537
Other receivables and prepaid expenses	3,212,328	6,251,484
Deferred tax assets	358,894	-
TOTAL CURRENT ASSETS	105,642,659	84,700,129

Deposit for business acquisition	8,000,000	-
Deposit for software purchase	6,827,946	-
Long-term investments	2,910,834	3,078,405
Property and equipment, net	23,575,387	23,555,603
Intangible assets, net	12,310,355	13,115,151
Goodwill	23,777,671	24,018,894
TOTAL ASSETS	$183,044,852	$148,468,182

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Short-term bank loans	$11,460,765	$6,327,992
Accounts payable	16,535,342	10,707,728
Advances from customers	2,929,749	2,476,335
Amount due to related parties	576,401	486,136
Accrued payroll and benefits	1,432,503	1,319,386
Other payables and accrued expenses	1,951,755	2,553,019
Income tax payable	2,940,967	1,592,459
TOTAL CURRENT LIABILITIES	37,827,482	25,463,055

EQUITY
China Information Security Technology, Inc. equity
Common stock, par $0.01; authorized capital 200,000,000 shares; shares issued and outstanding 2009: 48,803,211 and 48,797,211 shares, respectively; 2008: 47,462,404 shares	222,529	209,121
Treasury stock, 6,000 shares, at cost	(11,468)	-
Additional paid-in capital	64,297,531	64,127,339
Reserve	4,964,597	4,964,597
Retained earnings	55,029,341	33,748,480
Accumulated other comprehensive income	5,284,642	4,644,693
Total stockholders' equity of the Company	129,787,172	107,694,230
Non-controlling interest	15,430,198	15,310,897
Total equity	145,217,370	123,005,127

TOTAL LIABILITIES AND EQUITY	$183,044,852	$148,468,182

CHINA INFORMATION SECURITY TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
REVENUE
Revenue - Products	$2,444,969	$3,156,801	$9,055,386	$15,401,636
Revenue - Software	20,178,136	11,500,973	45,111,089	24,004,363
Revenue - System integration	5,927,117	6,044,848	14,454,193	16,853,547
Revenue - Other	130,459	918,518	828,116	1,470,661
TOTAL REVENUE	28,680,681	21,621,140	69,448,784	57,730,207

COST
Cost - Products	1,765,042	2,671,672	7,385,682	11,944,863
Cost - Software	7,365,142	2,219,517	16,059,719	4,443,653
Cost - System integration	4,402,388	5,168,477	10,943,151	12,465,401
Cost - Other	28,112	409,646	190,220	685,223
TOTAL COST	13,560,684	10,469,312	34,578,772	29,539,140

GROSS PROFIT	15,119,997	11,151,828	34,870,012	28,191,067

OPERATING EXPENSES
Administrative expenses	(2,462,872)	(2,229,282)	(6,983,595)	(6,225,821)
Research and development expenses	(687,580)	(748,853)	(1,911,844)	(1,978,326)
Selling expenses	(715,951)	(565,520)	(1,954,016)	(1,572,729)
TOTAL OPERATING EXPENSES	(3,866,403)	(3,543,655)	(10,849,455)	(9,776,876)

INCOME FROM OPERATIONS	11,253,594	7,608,173	24,020,557	18,414,191

OTHER INCOME (EXPENSE)
Subsidy income	158,520	194,662	674,379	264,342
Other income, net	2,654	70,633	167,174	112,052
Interest income	40,948	124,228	238,492	182,103
Interest expense	(109,204)	(75,121)	(225,858)	(83,008)
TOTAL OTHER INCOME	92,918	314,402	854,187	475,489

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	11,346,512	7,922,575	24,874,744	18,889,680

Income tax expense	(1,797,945)	(378,183)	(3,478,141)	(906,808)

INCOME FROM CONTINUING OPERATIONS	$9,548,567	$7,544,392	$21,396,603	$17,982,872

INCOME FROM DISCONTINUED OPERATIONS (NET OF INCOME TAXES OF $0)	-	557,420	-	857,795

NET INCOME	$9,548,567	$8,101,812	21,396,603	$18,840,667

Add/(Less): Net loss (income) attributable to the NCI	177,476	(67,537)	(115,742)	(177,069)

NET INCOME CONTRIBUTABLE TO THE COMPANY	9,726,043	8,034,275	21,280,861	18,663,598

(Continued)

CHINA INFORMATION SECURITY TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(UNAUDITED)
(CONTINUED)

Weighted average number of shares outstanding
Basic	47,536,883	46,066,067	47,531,327	45,766,974
Diluted	47,536,883	46,355,078	47,531,327	46,173,395

Earnings per share - Basic and Diluted
Basic - From continuing operations	0.20	0.16	0.45	0.39
Basic - From discontinued operations	-	0.01	-	0.02
	0.20	0.17	0.45	0.41

Diluted - From- continuing operations	0.20	0.16	0.45	0.38
Diluted - From discontinued operations	-	0.01	-	0.02
	0.20	0.17	0.45	0.40

CHINA INFORMATION SECURITY TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(Unaudited)

	Nine Months Ended
	September 30,
	2009	2008
OPERATING ACTIVITIES
Net income	$21,396,603	$19,698,462
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for losses on accounts receivable	576,832	-
Depreciation	2,825,201	3,457,334
Amortization of intangible assets	1,305,550	811,553
Stock-based compensation	183,600	1,004,699
Gain (loss) on disposal of property and equipment, net	33,966	(31,840)
Deferred income tax benefits	(117,583)	-
Impairment of long-term investment	184,397	-
Changes in operating assets and liabilities, net of effects of business acquisitions
Increase in accounts receivable	(17,231,581)	(22,453,975)
Increase in advances to suppliers	(6,177,155)	-
Increase in other receivables and prepaid expenses	(1,315,827)	(1,308,566)
Increase (decrease) in amount due from (to) related parties	67,081	(53,268)
Increase in inventories	(620,005)	(6,131,919)
Increase in accounts payable	5,944,128	11,157,416
Increase (decrease) in advances from customers	439,436	(2,329,126)
Decrease in other payables and accrued expenses	(507,220)	(555,553)
Increase in income tax payable	1,338,726	712,348
Net cash provided by operating activities	8,326, 149	3,977,565

INVESTING ACTIVITIES
Deposit for business acquisition of Zhongtian	-	(1,458,106)
Cash acquired in Geo acquisition	-	2,443,677
Cash acquired in Bocom acquisition	-	713,793
Consideration paid for acquisition of Geo	-	(6,998,811)
Proceeds from sale of short-term investments	5,863,600	-
Purchase of short-term investments	-	(5,655,605)
Proceeds from sale of marketable securities	-	14,966,752
Refund of investment in former Joint Venture	4,397,700	-
Proceeds from sales of property and equipment	100,299	1,146,671
Dividends received	-	36,507
Purchases of property and equipment	(3,682,753)	(7,985,935)
Capitalized and purchased software development costs	(435,494)	(1,751)
Deposit for software purchase	(6,822,826)	(4,751,591)
Deposit for business acquisition	(8,000,000)	-
Net cash used in investing activities	(8,579,474)	(7,544,399)

FINANCING ACTIVITIES
Borrowings under short-term loans	6,296,041	5,875,549
Purchase of treasury stock	(11,468)	-
Repayment of short-term loans	(1,172,720)	(1,086,312)
Net cash provided by financing activities	5,111,853	4,789,237

(Continued)

CHINA INFORMATION SECURITY TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(Unaudited)
(Continued)

	Nine Months Ended
	September 30,
	2009	2008

Effect of exchange rate changes on cash and cash equivalents	40,325	596,353

NET INCREASE IN CASH AND CASH EQUIVALENTS	4,898,853	1,818,756
CASH AND CASH EQUIVALENTS, BEGINNING	9,565,252	19,755,182
CASH AND CASH EQUIVALENTS, ENDING	$14,464,105	$21,573,938

Supplemental disclosure of cash flow information:
Cash paid during the period
Income taxes	$2,256,998	$195,271
Interest	$209,639	$82,359

Revenues by segment for the three and nine months ended September 30, 2009 and 2008 are as follows:

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues(1)
DIST Segment	$15,058,561	$13,299,204	$37,800,499	$33,840,228
GIS Segment	9,839,180	8,321,936	23,673,159	23,889,979
DHIS Segment	3,782,940		7,975,126	-
	$28,680,681	$21,621,140	$69,448,784	$57,730,207
Percentage to Revenue
DIST Segment	52.5%	61.5%	54.4%	58.6%
GIS Segment	34.3%	38.5%	34.1%	41.4%
DHIS Segment	13.2%		11.5%

(1)Revenues by operating segments exclude intercompany transactions.